EXHIBIT 99.1

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Bill Davis, Vice President
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Perficient Announces Acquisition of Brainjocks

SAINT LOUIS (March 23, 2020) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading digital consultancy transforming the world’s largest enterprises and biggest brands, today announced the acquisition of Catalyst Networks, Inc., a Georgia corporation doing business as Brainjocks (“Brainjocks US”), a $13 million annual revenue digital consultancy with a strong Sitecore platform focus. Additionally, Perficient has signed a purchase agreement to acquire an affiliate of Brainjocks, Brainjocks Europe d.o.o. Novi Sad, a limited liability company incorporated under the laws of Serbia (“Brainjocks Europe” and collectively with Brainjocks US, “Brainjocks”), which will close following the satisfaction or waiver of certain conditions.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

“We are excited to continue strengthening our Sitecore consulting and marketing technology capabilities with the strategic acquisition of Brainjocks,” said Jeffrey Davis, Perficient’s Chairman and CEO. “Perficient has more than 10 years of experience designing, building, and delivering enterprise-grade platforms powered by the Sitecore platform. Brainjocks’ expertise and capabilities are highly complementary to those of our award-winning Sitecore practice, and further enhance our ability to engineer effective and personalized digital experiences for our clients and their customers.”

The acquisition of Brainjocks:

•	Broadens and deepens Perficient’s Sitecore capabilities, bringing strategic skills and expertise in web and content management platform development;

•	Brings intellectual property that reduces solution buildout time and cost;

•	Strengthens Perficient’s presence in the Atlanta market;

•	Adds approximately 80 professionals, including 30 global delivery resources in Eastern Europe;

•	Includes three colleagues designated as Sitecore MVPs, growing Perficient’s total to 15; and

•	Brings strategic client relationships with Fortune 1000 customers across several industries, including consumer goods and services, manufacturing, and business services sectors.

Brainjocks President and CEO Brian Beckham joins Perficient in a key leadership role.

“Perficient is well known for its expertise across many technology platforms, including Sitecore, and we’re thrilled to join the team,” said Beckham. “With Perficient’s expansive expertise across platforms and industries, we’ll expand our ability to deliver integrated digital platforms that provide innovative enterprises more autonomy and flexibility in the experiences they imagine, create, engineer, and run for customers.”

About Perficient
Perficient is the leading digital consultancy. We imagine, create, engineer and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Advanced Pivotal Ready Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019.